Exhibit 21.1

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES

Form 10-K

For Fiscal Year Ended December 31, 2008

Subsidiaries of Registrant

Oceanside Bank, incorporated under the laws of the State of Florida
1315 South Third Street, Jacksonville Beach, Florida  32250

S. Pt. Properties, Inc., incorporated under the laws of the State of Florida
1315 South Third Street, Jacksonville Beach, Florida  32250